UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 588-1960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 21, 2016, Raju Kucherlapati notified AVEO Pharmaceuticals, Inc. (the “Company”) of his decision not to stand for re-election to the Board of Directors of the Company when his current term expires at the Company’s 2016 annual meeting of stockholders.

Item 8.01 Other Events

As previously disclosed, in December 2015 the Company granted EUSA Pharma (UK) Limited (“EUSA”) an exclusive license to the rights to tivozanib for the treatment of renal cell carcinoma (“RCC”) (and additional potential indications) in Europe and a number of territories outside of North America. In February 2016, EUSA submitted a Marketing Authorization Application (“MAA”) for tivozanib for the treatment of RCC with the European Medicines Agency (the “EMA”).

On March 24, 2016, the EMA validated the MAA for tivozanib as a first-line treatment for advanced RCC. Validation by the EMA confirms that an MAA submission is complete and initiates the centralized review process by the EMA’s Committee for Medicinal Products for Human Use. However, validation of an MAA is only one part of a multistep evaluation process and does not guarantee that marketing authorization will be granted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: March 24, 2016

	By:	/s/ Michael Bailey
Michael Bailey
President and Chief Executive Officer